UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   January 4, 2010

Golden Key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53027	33-0944402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dalian Vastitude Media Group
8th Floor, Golden Name Commercial Tower
68 Renmin Road, Zhongshan District, Dalian, P.R. China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

116001
(Zip Code)

86-0411-82728168
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2010, Robert Blair submitted his resignation, effective as of that date, from his position as a director of Golden Key International, Inc. (the “Registrant”).  Mr. Blair’s decision to resign was not the result of a disagreement with the Registrant on any matter relating to the Registrant’s operations, policies, or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2010, the Registrant’s board of directors approved that the fiscal year of the Registrant shall be changed to end on June 30 from May 31. As a result of this change and pursuant to SEC staff guidance, the Registrant will file its first combined Form 10-Q following the merger with Hongkong Fortune-Rich Investment Co., Limited (and related change of its fiscal year end) for the quarter ending December 31, 2009.

Item 8.01. Other Events.

FINRA approved the Registrant’s name change from “Golden Key International, Inc.” to “China New Media Corp.” Effective December 28, 2009, the Registrant’s trading symbol on the OTC Bulletin Board is CMDI. The Registrant has issued a press release regarding the name and trading symbol change, which press release is attached  as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

       (d)   The following exhibits are filed with this report:

       Exhibit          Description
       Number

         99.1             Press Release dated December 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2010

Golden Key International, Inc.

By:	/s/ Guojun Wang
Name: Guojun Wang Title: Chief Executive Officer